Exhibit 21

List of Subsidiaries

Absolute Total Care, Inc., a South Carolina corporation
AcariaHealth Pharmacy #11, Inc., a Texas corporation
AcariaHealth Pharmacy #12, Inc., a New York corporation
AcariaHealth Pharmacy #13, Inc., a California corporation
AcariaHealth Pharmacy #14, Inc., a California corporation
AcariaHealth Pharmacy, Inc., a California corporation
AcariaHealth Solutions, Inc., a Delaware corporation
AcariaHealth, Inc., a Delaware Corporation
AECC Total Vision Health Plan of Texas, Inc., a Texas corporation
Bankers Reserve Life Insurance Company of Wisconsin, a Wisconsin corporation
Bridgeway Health Solutions of Arizona LLC, an Arizona LLC
Buckeye Community Health Plan, Inc., an Ohio corporation
California Health and Wellness Plan, a California corporation
Casenet, LLC, a Delaware LLC
CBHSP Arizona, Inc., an Arizona corporation
Celtic Group, Inc., a Delaware corporation
Celtic Insurance Company, an Illinois corporation
CeltiCare Health Plan Holdings LLC, a Delaware LLC
CeltiCare Health Plan of Massachusetts, Inc., a Massachusetts corporation
CenCorp Health Solutions, Inc., a Delaware corporation
Cenpatico Behavioral Health of Arizona, LLC, an Arizona LLC
Cenpatico Behavioral Health, LLC, a California LLC
Cenpatico Behavioral Health of Texas Inc., a Texas corporation
Cenpatico of Louisiana, Inc., a Louisiana corporation
Centene Center LLC, a Delaware LLC
Centene Company of Texas, LP, a Texas limited partnership
Centene Corporation, a Delaware corporation
Centene Management Company, LLC, a Wisconsin LLC
Centurion Group, Inc., a Delaware Corporation
Centurion LLC, a Delaware LLC
Centurion of Minnesota, LLC, a Minnesota LLC
Centurion of Tennessee, LLC, a Tennessee LLC
CMC Real Estate Company, LLC, a Delaware LLC
Coordinated Care Corporation, Inc., an Indiana corporation
Coordinated Care of Washington, Inc., a Washington corporation
Family Care & Workforce Diversity Consultants LLC, d/b/a Worklife Innovations, a Connecticut LLC
Granite State Health Plan, Inc., a New Hampshire corporation
Hallmark Life Insurance Company, an Arizona corporation
Health Plan Real Estate Holdings LLC, a Delaware LLC
Healthy Louisiana Holdings LLC, a Delaware LLC
Healthy Missouri Holdings, Inc., a Missouri corporation
Home State Health Plan, Inc., a Missouri corporation
IlliniCare Health Plan, Inc., an Illinois corporation
Integrated Mental Health Services, a Texas corporation
Kentucky Spirit Health Plan, Inc., a Kentucky corporation
LBB Industries, Inc., a Texas corporation

LifeShare Management Group, LLC, a New Hampshire LLC
LSM Holdco, Inc., a Delaware corporation
Louisiana Health Care Connections, Inc., a Louisiana corporation
Magnolia Health Plan, Inc., a Mississippi corporation
Managed Health Services Insurance Corporation, a Wisconsin corporation
Massachusetts Partnership of Correctional Healthcare, LLC, a Massachusetts LLC
Novasys Health, Inc., a Delaware corporation
Nurse Response, Inc., a Delaware corporation
NurseWise, LP, a Delaware limited partnership
Nurtur Health, Inc., a Delaware corporation
Ocucare Systems, Inc., a Florida corporation
OptiCare Managed Vision, Inc., a Delaware corporation
OptiCare Vision Company, Inc., a Delaware corporation
OptiCare Vision Insurance Company, Inc., a South Carolina corporation
Peach State Health Plan, Inc., a Georgia corporation
RX Direct, Inc., a Texas corporation
Specialty Therapeutic Care Holdings, LLC, a Delaware LLC
Specialty Therapeutic Care, GP, LLC, a Texas LLC
Specialty Therapeutic Care, LP, a Texas limited partnership
Sunflower State Health Plan, Inc., a Kansas corporation
Sunshine Health Holding Company, a Florida corporation
Sunshine State Health Plan, Inc., a Florida corporation
Superior HealthPlan, Inc., a Texas corporation
Total Vision, Inc., a Delaware corporation
U.S. Script, Inc., a Delaware corporation
U.S. Script IPA, LLC, a New York LLC
Wellness By Choice, LLC, a New York LLC